CONSENT OF INDEPENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-26851, 333-33355, 333-59827, 333-81317,
333-37160, 333-95853 and 333-95853.

/s/ Arthur Andersen LLP

Melville, New York
March 29, 2001